As filed with the Securities and Exchange Commission on November 23, 1999
                                                   Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

 Incorporated                 LSI INDUSTRIES INC.               I.R.S. Employer
Under the Laws               10000 Alliance Road              Identification No.
   of Ohio                  CINCINNATI, OHIO  45242              31-0888951
                               (513) 793-3200

                             ---------------------

                             1995 STOCK OPTION PLAN

                             ---------------------

                               Mark A. Weiss, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6599
                         (Agent for Service of Process)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed        Proposed
                                       Maximum         Maximum
    Title of            Amount         Offering       Aggregate       Amount of
   Securities           To Be           Price          Offering     Registration
To Be Registered    Registered(1)     Per Share         Price          Fee(3)
--------------------------------------------------------------------------------
Common Stock       350,000 Shares     $22.9375(2)    $8,028,125(2)      $2,232

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(1)  This Registration Statement is filed for up to 350,000 shares issuable upon exercise of options granted pursuant to the 1995 Stock Option Plan.

(2)  Estimated solely for purposes of calculating registration fee.

(3)  Registration fee has been calculated pursuant to Rule 457(h).

     The  contents  of  Registration  Statement  No.  33-64721,   filed  by  LSI
Industries Inc. on December 4, 1995, are incorporated in this Registration Statement by reference.


                                  Exhibit Index
                                  -------------

 4      1995 Stock Option Plan, as amended
 5      Opinion of Keating, Muething & Klekamp, P.L.L.
 23.1   Consent of Keating, Muething & Klekamp, P.L.L. (contained on Exhibit 5)
 23.2   Consent of Arthur Andersen LLP
 24     Power of Attorney (contained on the signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on November 23, 1999.

                                         LSI INDUSTRIES INC.



                                         BY:/s/ Robert J. Ready
                                            ------------------------------------
                                            Robert J. Ready
                                            Chairman of the Board, President
                                            and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) designate Robert J. Ready or Ronald S. Stowell, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

       Signature                      Capacity                      Date
       ---------                      --------                      ----


 /s/ Robert J. Ready
---------------------------    Chairman of the Board           November 23, 1999
 *Robert J. Ready              of Directors, President
                               and Chief Executive
                               Officer (Principal
                               Executive Officer)

/s/ Ronald S. Stowell
---------------------------    Vice President, Chief           November 23, 1999
 *Ronald S. Stowell            Financial Officer and
                               Treasurer (Principal
                               Financial and
                               Accounting Officer)

/s/ Michael J. Burke
---------------------------    Director                        November 23, 1999
*Michael J. Burke

/s/ Allen L. Davis
---------------------------    Director                        November 23, 1999
 *Allen L. Davis


/s/ Wilfred T. O'Gara
---------------------------    Director                        November 23, 1999
 *Wilfred T. O'Gara

/s/ James P. Sferra
---------------------------    Secretary, Executive            November 23, 1999
 *James P. Sferra              Vice President --
                               Manufacturing and Director